Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal	(Zip Code)
executive offices)

Deutsche Bank Trust Company Americas

Attention: Catherine Wang

Legal Department

60 Wall Street, 36th Floor

New York, New York 10005

(212) 250 — 7544

(Name, address and telephone number of agent for service)

BALL CORPORATION

 (Exact name of obligor as specified in its charter)

Indiana	35-0160610
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Additional Registrants Named in the Table of Additional Registrants

10 Longs Peak Drive, P.O. Box 5000 Broomfield, Colorado	80021-2510
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the Indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants	Jurisdiction of Incorporation	I.R.S. Employer Identification Number

Ball Advanced Aluminum Technologies Corp.*	Delaware	54-1344175

Ball Aerosol and Specialty Container Holding Corporation*	Delaware	06-1094196

Ball Aerosol and Specialty Container Inc.*	Delaware	06-1145011

Ball Aerospace & Technologies Corp.*	Delaware	84-1315001

Ball Asia Services Limited*	Delaware	35-1266192

Ball Container LLC*	Delaware	27-0671085

Ball Corporation*	Nevada	35-1687923

Ball Delaware Holdings, LLC*	Delaware	26-4668418

Ball Glass Containers, Inc.*	Delaware	35-1602255

Ball Global Business Services Corp.*	Delaware	35-2513110

Ball Holdings Corp.*	Delaware	84-1428301

Ball Holdings LLC*	Delaware	27-0670877

Ball Metal Beverage Container Corp.*	Colorado	84-1326644

Ball Metal Container Corporation*	Indiana	35-1779013

Ball Metal Food Container, LLC*	Delaware	22-2414869

Ball Metal Food Container (Oakdale), LLC*	Delaware	84-1534521

Ball Packaging, LLC*	Colorado	84-1326640

Ball Pan-European Holdings, Inc. 14270 Ramona Avenue Chino, California 91710 (909) 517-2700	Delaware	33-1022314

Ball Technologies Holdings Corp.*	Colorado	84-1220333

Latas de Aluminio Ball, Inc.*	Delaware	54-1088943

USC May Verpackungen Holding Inc. *	Delaware	36-4335392

*                                        Address and telephone number of principal executive offices are the same as those of Ball Corporation, an Indiana corporation.

Item   1.   General Information.

Furnish the following information as to the trustee.

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)                                 Whether it is authorized to exercise corporate trust powers.

Yes.

Item   2.   Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3. -15.                                 Not Applicable

Item  16.                                               List of Exhibits.

Exhibit 1 -                                     Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 16, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -                                     Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -                                     Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -                                     Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on July 24, 2014, incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 5 -                                     Not applicable.

Exhibit 6 -                                     Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -                                     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -                                     Not Applicable.

Exhibit 9 -                                     Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 20th day of November, 2015.

DEUTSCHE BANK TRUST COMPANY AMERICAS

/s/ Carol Ng
By:	Name:	Carol Ng
	Title:	Vice President

Board of Governors of the Federal Reserve System Federal Deposit Insurance Corporation Office of the Comptroller of the Currency	OMB Number 7100-0036 OMB Number 3064-0052 OMB Number 1557-0081 Approval expires March 31, 2018 Page 1 of 84

Federal Financial Institutions Examination Council

Consolidated Reports of Condition and Income for a Bank with Domestic and Foreign Offices—FFIEC 031

Report at the close of business June 30, 2015

This report is required by law: 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations).

20150630
(RCON 9999)

Unless the context indicates otherwise, the term “bank” in this report form refers to both banks and savings associations.

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: Each bank’s board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state nonmember banks and three directors for state member banks, national banks, and savings associations.

I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief.

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.

Signature of Chief Financial Officer (or Equivalent)

Date of Signature

Director (Trustee)

Director (Trustee)

Director (Trustee)

Submission of Reports

Each bank must file its Reports of Condition and Income (Call Report) data by either:

(a)         Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC’s Central Data Repository (CDR), an Internet-based system for data collection (https://cdr.ffiec.gov/cdr/), or

(b)         Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data into the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank’s data file to the CDR.

For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at CDR.Help@ffiec.gov.

FDIC Certificate Number	623
(RSSD 9050)

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files.

The appearance of your bank’s hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC’s sample report forms, but should show at least the caption of each Call Report item and the reported amount.

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank (RSSD 9017)

New York
City (RSSD 9130)

NY	10005
State Abbreviation (RSSD 9200)	ZIP Code (RSSD 9220)

The estimated average burden associated with this information collection is 50.4 hours per respondent and is estimated to vary from 20 to 775 hours per response, depending on circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429.

06/2015

Report generated on 30-Jul-2015 11:08:59

FFIEC 031

RC-1

Consolidated Report of Condition for Insured Banks and Savings Associations for June 30, 2015

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands	RCFD	Tril | Bil | Mil | Thou
Assets
1.	Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)	0081	186,000	1.a.
b. Interest-bearing balances (2)	0071	14,635,000	1.b.
2.	Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	1754	0	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)	1773	0	2.b.

RCON
3.	Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices	B987	0	3.a.

RCFD
b. Securities purchased under agreements to resell (3)	B989	21,603,000	3.b.
4.	Loans and lease financing receivables (from Schedule RC-C):	5369	0	4.a.
a. Loans and leases held for sale
b. Loans and leases, net of unearned income	B528	17,574,000	4.b.
c. LESS: Allowance for loan and lease losses	3123	22,000	4.c.
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	B529	17,552,000	4.d.
5.	Trading assets (from Schedule RC-D)	3545	16,000	5.
6.	Premises and fixed assets (including capitalized leases)	2145	17,000	6.
7.	Other real estate owned (from Schedule RC-M)	2150	0	7.
8.	Investments in unconsolidated subsidiaries and associated companies	2130	0	8.
9.	Direct and indirect investments in real estate ventures	3656	0	9.
10.	Intangible assets:	3163	0	10.a.
a. Goodwill	0426	38,000	10.b.
b. Other intangible assets (from Schedule RC-M)	2160	641,000	11.
11.	Other assets (from Schedule RC-F)	2170	54,688,000	12.
12.	Total assets (sum of items 1 through 11)

RCON
Liabilities
13.	Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, Part I)	2200	42,683,000	13.a.
(1) Noninterest-bearing (4)	6631	26,720,000	13.a.(1)
(2) Interest-bearing	6636	15,963,000	13.a.(2)

RCFN
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, Part II)	2200	0	13.b.
(1) Noninterest-bearing	6631	0	13.b.(1)
(2) Interest-bearing	6636	0	13.b.(2)

14.	Federal funds purchased and securities sold under agreements to repurchase:

RCON
a. Federal funds purchased in domestic offices (5)	B993	1,241,000	14.a.

RCFD
b. Securities sold under agreements to repurchase (6)	B995	0	14.b.
15.	Trading liabilities (from Schedule RC-D)	3548	24,000	15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	3190	7,000	16.
17.	and 18. Not applicable

(1)         Includes cash items in process of collection and unposted debits.

(2)         Includes time certificates of deposit not held for trading.

(3)         Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

(4)         Includes noninterest-bearing demand, time, and savings deposits.

(5)         Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

(6)         Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

FFIEC 031 Page 17 of 84 RC-2

Schedule RC—Continued

Dollar Amounts in Thousands		RCFD	Tril | Bil | Mil | Thou
Liabilities—Continued
19.	Subordinated notes and debentures (1)	3200	0	19.
20.	Other liabilities (from Schedule RC-G)	2930	1,919,000	20.
21.	Total liabilities (sum of items 13 through 20)	2948	45,874,000	21.
22.	Not applicable

Equity Capital
	Bank Equity Capital
23.	Perpetual preferred stock and related surplus	3838	0	23.
24.	Common stock	3230	2,127,000	24.
25.	Surplus (exclude all surplus related to preferred stock)	3839	596,000	25.
26.	a. Retained earnings	3632	6,093,000	26.a.
	b. Accumulated other comprehensive income (2)	B530	(2,000)	26.b.
	c. Other equity capital components (3)	A130	0	26.c.
27.	a. Total bank equity capital (sum of items 23 through 26.c)	3210	8,814,000	27.a.
	b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	0	27.b.
28.	Total equity capital (sum of items 27.a and 27.b)	G105	8,814,000	28.
29.	Total liabilities and equity capital (sum of items 21 and 28)	3300	54,688,000	29.

Memoranda

To be reported with the March Report of Condition.

		RCFD	Number
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2014	6724	NA	M.1.

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =

Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)

5 =	Directors’ examination of the bank performed by other external auditors (may be required by state-chartering authority)

6 =	Review of the bank’s financial statements by external auditors

7 =	Compilation of the bank’s financial statements by external auditors

8 =	Other audit procedures (excluding tax preparation work)

9 =	No external audit work

To be reported with the March Report of Condition.

		RCON	MM/DD
2.	Bank’s fiscal year-end date	8678	NA	M.2.

(1)         Includes limited-life preferred stock and related surplus.

(2)         Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.

(3)         Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Board of Governors of the Federal Reserve System Federal Deposit Insurance Corporation Office of the Comptroller of the Currency OMB Number 7100-0036 OMB Number 3064-0052 OMB Number 1557-0081 Approval expires March 31, 2018 Page 1 of 84 Federal Financial Institutions Examination Council Consolidated Reports of Condition and Income for a Bank with Domestic and Foreign Offices—FFIEC 031 Report at the close of business June 30, 2015 20150630 (RCON 9999) Unless the context indicates otherwise, the term “bank” in this report form refers to both banks and savings associations. This report is required by law: 12 U.S.C. § 324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations). This report form is to be filed by banks with branches and con-solidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities. NOTE: Each bank’s board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financia Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state nonmember banks and three directors for state member banks, national banks, and savings associations. schedules) for this report date have been prepared in confor-mance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief. We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct. I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting Director (Trustee) Signature of Chief Financial Officer (or Equivalent) Director (Trustee) Date of Signature Director (Trustee) Submission of Reports Each bank must file its Report) data by either: Reports of Condition and Income (Call To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer gener-ated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files. (a) Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC’s Central Data Repository (CDR), an Internet-based system for data collec-tion (https://cdr.ffiec.gov/cdr/), or (b) Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data into the electronic format that can be processed by the CDR. The soft-ware vendor or other party then must electronically submit the bank’s data file to the CDR. The appearance of your bank’s hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC’s sample report forms, but should show at least the caption of each Call Report item and the reported amount. DEUTSCHE BANK TRUST COMPANY AMERICAS Legal Title of Bank (RSSD 9017) For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at CDR.Help@ffiec.gov. New York City (RSSD 9130) FDIC Certificate Number NY 10005 State Abbreviation (RSSD 9200) ZIP Code (RSSD 9220) (RSSD 9050) The estimated average burden associated with this information collection is 50.4 hours per respondent and is estimated to vary from 20 to 775 hours per response, depending on circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429. 06/2015 Report generated on 30-Jul-2015 11:08:59 623

FFIEC 031 Page 16 of 84 RC-1 Consolidated Report of Condition for Insured Banks and Savings Associations for June 30, 2015 All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter. Schedule RC—Balance Sheet …………………………….…….… 0081 1.a. 1.b. 2.a. 2.b. 3.a. 3.b. 4.a. 4.b. 4.c. 4.d. 5. 6. 7. 8. 9. 4.c)………… B529 leases)……………………………………… 2145 10.a. 10.b. 11. 12. RC-F)……………………………………………………………… 2160 13.a. 13.a.(1) 13.a.(2) Interest-bearing………………………………………RCON 13.b. 13.b.(1) 13.b.(2) Interest-bearing………………………………………RCFN 14.a. 14.b. 15. 16. 17. and 18. Not applicable 1. Includes cash items in process of collection and unposted debits. 2. Includes time certificates of deposit not held for trading. 3. Includes all securities resale agreements in domestic and foreign offices, regardless of maturity. 4. Includes noninterest-bearing demand, time, and savings deposits. 5. Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.” 6. Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity. 06/2015 Report generated on 30-Jul-2015 11:08:59 Dollar Amounts in Thousands RCFD Tril | Bil | Mil | Thou Assets 1. Cash and balances due from depository institutions (from Schedule RC-A): a. Noninterest-bearing balances and currency and coin (1) b. Interest-bearing balances (2)…………………………………………………………………… 2. Securities: a. Held-to-maturity securities (from Schedule RC-B, column A)……………………………… b. Available-for-sale securities (from Schedule RC-B, column D)…………………….……… 3. Federal funds sold and securities purchased under agreements to resell: 186,000 0071 14,635,000 1754 0 1773 0 a. Federal funds sold in domestic offices………………………………………………… b. Securities purchased under agreements to resell (3)…………………………............ RCON B987 0 RCFD B989 21,603,000 4. Loans and lease financing receivables (from Schedule RC-C): a. Loans and leases held for sale………………………………………………………..……… RCFD 5369 0 b. Loans and leases, net of unearned income………………… c. LESS: Allowance for loan and lease losses………………… B528 17,574,000 3123 22,000 d. Loans and leases, net of unearned income and allowance (item 4.b minus 5. Trading assets (from Schedule RC-D)…………………………………………………….…… 6. Premises and fixed assets (including capitalized 7. Other real estate owned (from Schedule RC-M)……………………………………………… 8. Investments in unconsolidated subsidiaries and associated companies…………………… 9. Direct and indirect investments in real estate ventures...................................……………… 10. Intangible assets: a. Goodwill………………………………………………………………………………….……… b. Other intangible assets (from Schedule RC-M)……………………………………………… 11. Other assets (from Schedule 12. Total assets (sum of items 1 through 11)……………………………………………………… Liabilities 13. Deposits: a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, Part I)…… 17,552,000 3545 16,000 17,000 2150 0 2130 0 3656 0 3163 0 0426 38,000 641,000 2170 54,688,000 RCON 2200 42,683,000 (1) Noninterest-bearing (4)……………………………… (2) RCON 6631 26,720,000 6636 15,963,000 b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, Part II)………………………………………………………………… RCFN 2200 0 (1) Noninterest-bearing………………………………… (2) RCFN 6631 0 6636 0 14. Federal funds purchased and securities sold under agreements to repurchase: a. Federal funds purchased in domestic offices (5)………………………………………. b. Securities sold under agreements to repurchase (6)………………………………… 15. Trading liabilities (from Schedule RC-D)…………………………………………………. RCON B993 1,241,000 RCFD B995 0 RCFD 3548 24,000 16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)……………………………………………………… RCFD 3190 7,000

FFIEC 031 Page 17 of 84 RC-2 Schedule RC—Continued 19. 20. 21. 23. 24. 25. 26.a. 26.b. 26.c. 27.a. 27.b. 28. 29. earnings………………………………………………………………………………………..…… 3632 26.c)………………………………………………… 3210 subsidiaries…………………………………….…… 3000 Memoranda To be reported with the March Report of Condition. 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2014.............................................................................................................................. M.1. 1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank 4 = Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority) 2 = Independent audit of the bank’s parent holding company conducted 5 = Directors’ examination of the bank performed by other external in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately) 3 = Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm auditors (may be required by state-chartering authority) 6 = Review of the bank’s financial statements by external auditors 7 = Compilation of the bank’s financial statements by external auditors 8 = Other audit procedures (excluding tax preparation work) 9 = No external audit work To be reported with the March Report of Condition. 2. Bank's fiscal year-end date……………………………………………………………………………..…………… M.2. 1. Includes limited-life preferred stock and related surplus. 2. Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments. 3. Includes treasury stock and unearned Employee Stock Ownership Plan shares. 03/2015 Report generated on 30-Jul-2015 11:08:59 RCON MM/DD 8678 NA RCFD Number 6724 NA Dollar Amounts in Thousands RCFD Tril | Bil | Mil | Thou Liabilities—Continued 19. Subordinated notes and debentures (1)……………………………………………………………………..… 20. Other liabilities (from Schedule RC-G)…………………………………………………………………….… 21. Total liabilities (sum of items 13 through 20)………………………………………………………………… 22. Not applicable Equity Capital Bank Equity Capital 23. Perpetual preferred stock and related surplus……………………………………………………………… 24. Common stock……………………………………………………………………………………………….… 25. Surplus (exclude all surplus related to preferred stock)………………………………………………..…… 26. a. Retained b. Accumulated other comprehensive income (2)………………………………………………………….… c. Other equity capital components (3)………………………………………………………………………… 27. a. Total bank equity capital (sum of items 23 through b. Noncontrolling (minority) interests in consolidated 28. Total equity capital (sum of items 27.a and 27.b)………………………………………………………..… 29. Total liabilities and equity capital (sum of items 21 and 28)……………………………………………..… 3200 0 2930 1,919,000 2948 45,874,000 3838 0 3230 2,127,000 3839 596,000 6,093,000 B530 (2,000) A130 0 8,814,000 0 G105 8,814,000 3300 54,688,000